Exhibit 32.1

Certification

In connection with the Annual Report of Compliance Systems Corporation (the “Company”) on Form 10-KSB for the year ended December 31, 2007 (the “Form 10-KSB”), I, Dean Garfinkel, the principal executive officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(a) The Form 10-KSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) The information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2008

/s/ Dean Garfinkel
Dean Garfinkel